Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 9, 2010 in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-168721) and related Prospectus of Aegerion Pharmaceuticals, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

MetroPark, New Jersey

September 16, 2010